Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
K-Swiss Inc.

(a Delaware corporation)

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Delaware shall be located in 615 South DuPont Highway, Dover, Kent County, Delaware, 19901.  The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation’s business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1
Place of Meetings.  All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

2
Annual Meetings.  The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors.  At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.

3
Special Meetings.  A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors, if any, or the President or by order of the Board of Directors and shall be called by the Secretary upon the written request of the stockholders holding of record a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting.  Such written request shall state the purpose or purposes for which such meeting is to be called.

4
Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request.  Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened.  Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

5
List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger and to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.  The original or duplicate ledger shall be the only evidence as to the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

6
Quorum.  At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these Bylaws.  In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

7
Voting.  Every stockholder of record who is entitled to vote shall at every meeting of the stockholder be entitled to one vote for each share of stock held by him on the record date; provided, however, that shares of its own stock held by the Corporation or by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.  Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.  At all meetings of the stockholders at which a quorum is present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation.  Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the Chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot.  On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

8
Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.  A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.  No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

9
Action Without a Meeting.  Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

1	Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

2
Election and Term.  Except as otherwise provided by law, directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed.  At each annual meeting of the stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be the directors.  Acceptance of the office of director may be expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

3	Number. The number of directors shall be such number as shall be determined from time to time by the Board of Directors and initially shall be three.

4
Quorum and Manner of Acting.  Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjournment meeting need not be given.  At all meetings of directors at which a quorum is present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by law or, for transactions in excess of $1,000,000 the affirmative vote of all directors present.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

5
Organizational Meeting.  Immediately after each annual meeting of stockholders for the election of the directors, the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business.  Notice of such meeting need not be given.  If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all directors who may not have received such notice.

6
Regular Meetings.  Regular meetings of the Board of Directors may by held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.  After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

7
Special Meetings and Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, if any, the President or a majority of the directors.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director, addressed to him at his residence or usual place of business, not later than the day before the day on which such meeting is to be held.  Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof.  Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting.  Subject to applicable law, the Certificate of Incorporation, these Bylaws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon. A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

8
Regulations.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the affairs and business of the Corporation as the Board of Directors may deem appropriate.

9
Removal of Directors.  Any director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Article II Section 9, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

10
Resignations.  Any director of the Corporation may resign at any time by submitting an electronic transmission or by giving written notice to the Chairman of the Board of Directors, if any, the President, the Vice President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

11
Vacancies.  Any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Article II Section 9. The director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

12
Compensation of Directors.  Directors shall not receive any stated salary for their services; however, by resolution of the Board of Directors, a specific sum fixed by the Board of Directors plus expenses may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

13
Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

14
Telephonic Participation in Meetings.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

1
Principal Officers.  The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board of Directors, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board of Directors (if any) and the Vice Presidents (if any) being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

2
Election and Term of Office.  The principal officers of the Corporation shall be elected initially by the Board of Directors at the organizational meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

3
Other Officers.  In addition, the Board of Directors may elect, or the Chairman of the Board of Directors, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board of Directors, if any, or the President may from time to time determine.

4
Removal.  Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors called for that purpose at which a quorum is present.

5
Resignations.  Any officer may resign at any time by giving written notice or by electronic submission to the Chairman of the Board of Directors, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6	Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.

7
Chairman of the Board of Directors.  The Chairman of the Board of Directors, if one be elected, shall preside if present at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

8
President.  The President shall be the chief operating officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation.

9	Vice President. Each Vice President, if such be elected, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

10
Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall provide at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

11
Secretary.  The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

12	Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

13
Officer Powers.  Notwithstanding the forgoing sections of this Article IV, any transaction in excess of $1,000,000 shall require unanimous approval from the Board of Directors pursuant to Article III, Section 4 before any officer shall be permitted to sign documents and take actions relating to such transactions.

ARTICLE V

COMMITTEES

1
Designation of Committees.  The Board of Directors may designate one or more committees.  Each committee shall consist of such number of directors as from time to time may be fixed by the Board of Directors, and shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent delegated to such committee by the Board of Directors but no committee shall have any power or authority as to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporate Law (the “DGCL”) to be submitted to stockholders for approval or (ii) as may otherwise be excluded by law or by the Certificate of Incorporation, and no committee may delegate any of its power or authority to a subcommittee unless so authorized by the Board of Directors.

2
Members and Alternate Members.  The members of each committee and any alternate members shall be selected by the Board of Directors.  The Board of Directors may provide that the members and alternate members serve at the pleasure of the Board of Directors.  An alternate member may replace any absent or disqualified member at any meeting of the committee.  An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified.  Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal.

3
Committee Procedures.  A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board of Directors.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.  The Board of Directors may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or rules and regulations adopted by the Board of Directors.

4
Meetings and Actions of Committees.  Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions in Article II of these Bylaws, with such Bylaws being deemed to refer to the committee and its members in lieu of the Board of Directors and its members.  Special meetings of committees may also be called by resolution of the Board.

5
Resignations and Removals.  Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the President or the Secretary (or such person holding both positions).  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any member (and any alternate member) of any committee may be removed from such position by the Board of Directors at any time, either for or without cause.

6
Vacancies.  If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present.  A committee vacancy may be filled only by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

1	Scope of Indemnification and Advancement of Expenses.

1.1
The Corporation shall indemnify, in the manner and to the fullest extent permitted by the DGCL (but in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”).  To the fullest extent permitted by the DGCL, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

1.2
In addition to the right to indemnification conferred in Article VI, Section 1.1, an indemnitee shall, to the fullest extent permitted by the DGCL, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to indemnification under this Article VI.

2	Procedure for Obtaining Indemnification or Advancement of Expenses.

2.1
To receive indemnification under this Article VI, an indemnitee shall submit to the Corporation a written request, which shall include documentation or information which is necessary to determine whether indemnification is payable under this Article VI and which is reasonably available to the indemnitee.  Upon receipt by the Corporation of such a written request, if required by the DGCL (but only if required by the DGCL), a determination regarding whether indemnification is payable under this Article VI shall be made, based upon the facts known at the time, (i) by the Board of Directors, by a vote of a majority of the directors who are not parties to the action, suit or proceeding with respect to which indemnification is sought, at a meeting at which there is a quorum consisting solely of such disinterested directors, (ii) by a committee of such disinterested directors designated by a vote of a majority of the disinterested directors, at a meeting at which there is a quorum consisting solely of such disinterested directors, (iii) if such a quorum is not obtainable, or, even if obtainable, if directed by a majority of disinterested directors at a meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum consisting solely of such disinterested directors, by independent legal counsel in a written opinion, (iv) by the stockholders of the Corporation or (v) by a court of competent jurisdiction in a final, nonappealable adjudication.  All such indemnification shall be paid in full within 60 days after the Corporation receives the indemnitee’s written request therefor, unless a determination is made that the claims giving rise to the indemnitee’s request are not payable under this Article VI.

2.2
To receive an advancement of expenses under this Article VI, an indemnitee shall submit to the Corporation a written request, which shall reasonably evidence the costs and expenses incurred by the indemnitee and shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay any expenses advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that the indemnitee is not entitled to indemnification under this Article VI.  All payments to be made on account of the Corporation’s advancement obligations under this Article VI shall be made within 20 days after the Corporation receives the indemnitee’s written request therefor.

3	Enforcement of Indemnification; Burden of Proof.

3.1
If a request for indemnification or advancement of expenses under this Article VI is not paid in full by or on behalf of the Corporation within the time periods specified in Article VI, Section 2 above, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of any claim for indemnification or advancement of expenses.  If successful in whole or in part in such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the indemnitee also shall be entitled to be paid all the expense incurred in connection with bringing or defending such claim.

3.2
If a prior determination has been made that a claim for indemnification is not payable under this Article VI, the burden of proving that indemnification is required under this Article VI shall be on the indemnitee.  If no such prior determination shall have been made, the Corporation shall have the burden of proving that indemnification is not required under this Article VI.  In any suit brought by the indemnitee to enforce a right to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses, the Corporation shall have the burden of proving that advancement is not required under this Article VI.

3.3
In any suit brought by the indemnitee to enforce a right to indemnification under this Article VI (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that indemnification is not permitted by applicable law.  Further, in any suit by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that indemnification is not permitted by applicable law.  Neither the failure of the Corporation (including its directors who are not party to the action, suit or proceeding with respect to which indemnification is sought, a committee of such directors, independent legal counsel or the stockholders) to have made a  determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination that the indemnitee is not entitled to indemnification, shall create a presumption that the indemnitee is not entitled to indemnification or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

4
Non-Exclusivity of Rights.  The indemnification and right to advancement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the DGCL, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

5
Insurance, Etc.  The Corporation may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any indemnitee against any liability which may be asserted against such indemnitee.  The  Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided in this Article VI.

6
Authority to Enter into Indemnification Agreements.  The Corporation shall have the power to enter into agreements with any director, officer, employee or agent in furtherance of the provisions of this Article VI to provide for the payment of such amounts as may be appropriate, in the discretion of the Board of Directors, to effect indemnification and advancement of expenses as provided in this Article VI.

7
Nature of Rights.  The rights conferred upon indemnitees in this Article VI shall vest at the time an individual becomes a director, officer, employee or agent of the Corporation and shall be contract rights.  Such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall be binding upon and inure to the benefit of the indemnitee’s heirs, personal representatives and estate.  Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any action, suit or proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

8
Settlement of Claims.  The Corporation shall have no obligation to indemnify any indemnitee under this Article VI for any amounts paid in a settlement of any action, suit or proceeding effected without the Corporation’s prior written consent.  Neither the Corporation nor the indemnitee shall unreasonably withhold their consent to any proposed settlement.

9
Subrogation.  In the event of payment under this Article VI by or on behalf of the Corporation, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers that may be required and shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Corporation effectively to bring suit to enforce such rights.

10
Severability.  In the event that any provision of this Article VI is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article VI shall be enforceable in accordance with their terms.

ARTICLE VII

SHARES AND THEIR TRANSFERS

1
Certificate for Stock.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

2
Stock Certificate Signature.  The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board of Directors, if any, or the President or any Vice President and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation (or such person holding both positions). If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

3
Stock Ledger.  A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

4
Cancellation.  Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to this Article VII Section 4, in cases provided for by applicable law.

5
Registrations of Transfers of Stock.  Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in this Article VII Section 5 provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

6
Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

7
Lost, Stolen, Destroyed or Mutilated Certificates.  Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if it so requires.

8
Record Dates.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

1
Voting of Stocks Owned by the Corporation.  The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

2
Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

3
Execution of Instruments.  Except as otherwise required by law or the Certificate of Incorporation, the Board of Directors or any officer of the Corporation authorized by the Board of Directors may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

4
Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31st.

5
Books and Records, and Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

6
Electronic Transmission.  “Electronic transmission”, as used in these Bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENTS

These Bylaws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (i) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (ii) by a consent in writing in the manner contemplated in Article II Section 9, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article IX above provided.

ARTICLE X

CONSTRUCTION

In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling. References in these Bylaws to Articles and Sections shall refer to Articles and Sections hereof.